Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 8-K, into VerticalNet, Inc.'s previously filed Form S-8 Registration Statement File No. 333-72143.


                                    /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
June  25,  1999